COMMERCIAL REVOLVING LOAN AND SECURITY AGREEMENT

                                     BETWEEN

                               HUDSON UNITED BANK

                                       AND

                      AEROSPACE PRODUCTS INTERNATIONAL, INC

                           Dated as of March 30, 2000

                                    Exhibits
                                    --------

Exhibit "A"    -     $20,000,000 Commercial Revolving Promissory Note
-----------

Exhibit "B"    -     Borrowing Base Certificate
-----------

Exhibit "C"    -     Covenant Compliance Certificate
-----------

Exhibit "D"    -     Guaranty of First Aviation Services, Inc.
-----------

Exhibit "E"    -     Guaranty of  Aircraft Parts International, Ltd.
-----------


                                    Schedules
                                    ---------

     AGREEMENT dated as of March30, 2000 between AEROSPACE PRODUCTS INTERNATIONAL, INC., a Delaware corporation with an office at 3778 Distriplex Drive North, Memphis, Tennessee ("Borrower") and HUDSON UNITED BANK, a state banking corporation with an office located at 87 Post Road East, Westport, Connecticut 06880 (the "Bank").

                                    Recitals
                                    --------

     A. The Borrower has requested that the Bank provide the Loan to the Borrower to be utilized by the Borrower for the satisfaction of its indebtedness to Fleet Bank, N.A. and for working capital purposes.

     B. The Bank agrees, subject to the terms and conditions contained in this Agreement, to make the Loan available to the Borrower, based upon the Borrowing Base.

                                    Agreement
                                    ---------

     In consideration of the Background, which is incorporated by reference and the mutual covenants contained in this Agreement, the Borrower and the Bank, for good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound legally, agree as follows:

                                   ARTICLE I.

                                   Definitions
                                   -----------

          1.01 Definitions. As used herein, or in any certificate, document or report delivered pursuant to this Agreement or any of the other Loan Documents, capitalized terms shall have the meanings set forth on the attached Schedule "1.01".

          1.02 Accounting Terms.Except as otherwise specifically set forth in this Agreement, each accounting term used in this Agreement shall have the meaning given to it under GAAP. Any dispute or disagreement between the Borrower and the Bank relating to the determination of GAAP shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Bank, of independent accountants selected by the Borrower and approved by the Bank for the purposes of auditing the periodic financial statements of the Borrower.

                                   ARTICLE II.

                                 Loan Facilities
                                 ---------------

          2.01 Revolving Loans Subject to the terms and conditions, and relying upon the representations and warranties set forth in this Agreement, the Bank agrees to make revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower at any time until the Commitment Termination Date, in the principal amount which shall not exceed in the aggregate at any one time the Borrowing Base (the "Revolving Loan Commitment"). In addition to this Agreement, the Loan shall be evidenced by the Commercial Revolving Promissory Note of this date, a copy of which is attached hereto as Exhibit "A" (the "Note").

          (a) Procedure For Revolving Loan Borrowing. Provided that the Revolving Loan Commitment has not been terminated as provided in this Agreement the Borrower may borrow under the Revolving Loan Commitment by giving the Bank irrevocable notice of a request for a Revolving Loan one (1) Business Day before a proposed borrowing, such irrevocable notice setting forth (i) the amount of the Revolving Loan requested, which shall not be less than $100,000.00, and (ii) the requested Revolving Loan Borrowing Date. Such notice must be written (including, without limitation, via facsimile transmission), accompanied by a executed Borrowing Base Certificate in the form of Exhibit B attached hereto, and shall be sufficient if received by 2:00 p.m. (Eastern Standard Time) on the date on which such notice is to be given. Unless notification is otherwise furnished by the Borrower to the Bank in a manner consistent with the requirements of this Section 2.01(a), Revolving Loans will be made by credits to the Borrower's deposit account maintained with the Bank.

          (b) Ability to Borrow and Reborrow. Within the limits of the Borrowing Base, so long as the Borrower is in compliance with all the terms and conditions of this Agreement and no Default or Event of Default exists, and so long as the Bank has not demanded payment or accelerated payment of any of the then outstanding Revolving Loans, the Borrower may borrow, repay and reborrow Revolving Loan funds.

          (c) Absence of Demand. Termination or Default. The Bank shall not, and shall not be obligated to, make any Advances (i) if it has demanded payment of, accelerated payment of, or terminated the Revolving Loans due to a Default, or the occurrence of an Event of Default, or (ii) on or after the Commitment Termination Date.

          (d) Discretion of Bank. Notwithstanding any other terms of this Agreement, Eligible Receivables, the Borrowing Base, Eligible Inventory, and appropriate reserve levels from the availability under the Borrowing Base, shall be determined by the Bank from time-to-time in its sole reasonable discretion.

          2.02 Inventory Limitations. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Bank be required to make Revolving Loans which exceed $10,000,000 in the aggregate based on all Eligible Inventory or which exceed $1,000,000 in the aggregate based on Eligible Inventory of Aircraft Parts International, Ltd.

          2.03 Use of Proceeds. (a) The Borrower represents that the proceeds of the Loan will be used to satisfy the indebtedness of the Borrower to Fleet Bank, N.A. and for general working capital purposes.

          (a) The Borrower shall not apply any funds advanced under the Loan to, or for the benefit of, any Affiliate or Subsidiary other than Aircraft Parts International, Ltd.

                                  ARTICLE III.

                               Interest And Terms
                               ------------------

          3.01 Interest Rate.

          (a) The Revolving Loan shall bear and the Borrower promises to pay interest on the terms and conditions set forth in the Note.

          (b) Lawful Interest. It is the intent of the parties that the rate of interest and all other charges to the Borrower be lawful. If for any reason the payment of a portion of interest, fees or charges as required by this Agreement would exceed the limit established by applicable law which a commercial Bank such as the Bank may charge to a commercial borrower such as the Borrower, then the obligation to pay interest or charges shall automatically be reduced to such limit and, if any amounts in excess of such limits shall be paid, then such amounts shall be applied to the unpaid principal amount of the Obligations of the Borrower to Bank or refunded so that under no circumstances shall the interest or charges required hereunder exceed the maximum rate allowed by law.

          3.02 Term and Termination. Unless sooner terminated as a result of the occurrence of an Event of Default, the Revolving Loans shall be due and payable in full on the Maturity Date. Upon termination of the Revolving Loan Commitment, the Borrower shall have no ability to receive, and the Bank shall have no obligation to make any further advances under the Revolving Loan Commitment. All of the rights, interest and remedies of the Bank and Obligations of the Borrower under this Agreement and the other Loan Documents shall survive termination of the Revolving Loan Commitment until all of the Obligations of the Borrower are fully satisfied.

          3.03 Repayments Any payments made by the Borrower to the Bank shall be credited first to late charges, costs and expenses, then to accrued and unpaid interest and then to the outstanding principal balance.

          (a) Mandatory Prepayment. If on any date the sum of Revolving Loans outstanding exceeds the Borrowing Base, the Borrower shall, no later than the second Business Day following such date, make prepayment of the Revolving Loans in such amount so that the sum of Revolving Loans does not exceed the Borrowing Base.

          (b) Payments. For purposes only of computing interest hereunder, all payments shall be applied by the Bank on the Business Day on which payment has been received by the Bank no later than 3:00 p.m.

          3.04 Unused Facility Fee. The Borrower agrees that Bank may debit the Revolving Loan Account for the Unused Facility Fee quarterly in arrears on the last Business Day of each calendar quarter. The Unused Facility Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                                   ARTICLE IV.

                         Representations And Warranties
                         ------------------------------

          4.01 The Borrower represents and warrants to the Bank that:

          (a) Organization and Qualification. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) has all requisite power and authority to own and operate its properties and to carry on its business as presently conducted and as proposed to be conducted, (iii) is qualified to do business in the state of Tennessee and in every jurisdiction where such qualification is required, and
(iv) has the power to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

          (b) Corporate Authority. The Borrower has full corporate power and authority to enter into and perform the obligations under this Agreement, to make the borrowings contemplated herein, to execute and deliver the Note and the other Loan Documents and to incur the obligations provided for herein and therein. The execution, delivery and performance by the Borrower of each of the Loan Documents and the borrowings hereunder have been duly authorized by all necessary and proper corporate and, if required, stockholder action. No other consent or approval or the taking of any other action in respect of shareholders or of any public authority is required as a condition to the validity or enforceability of this Agreement, the Note or any of the other Loan Documents. The execution and delivery of this Agreement and the other Loan Documents is for valid corporate purposes.

          (c) Binding Agreements. This Agreement constitutes, and the Note and the other Loan Documents delivered in connection herewith shall constitute, legal, valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms.

          (d) Governmental Approvals. To the best of the Borrower's knowledge, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the transactions contemplated by this Agreement and the other Loan Documents, except such as have been made or obtained and are in full force and effect.

          (e) Litigation. Except as set forth in Schedule "4.01(e)", there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Subsidiaries, or any business, property or rights of any such person, before any court or administrative agency, which either in any case or in the aggregate, if adversely determined, would either question the validity of this Agreement, the Note, or any other Loan Documents, or any action to be taken in connection with the transactions contemplated hereby or result in a Material Adverse Effect.

          (f) No Material Adverse Change. There has been no Material Adverse Change since January 31, 2000.

          (g) No Conflicting Law or Agreements. To the best of the Borrower's knowledge, the execution, delivery and performance by the Borrower of this Agreement, the Note and the other Loan Documents (i) do not violate any provision of the certificate of incorporation or bylaws of the Borrower, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation, (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, stock preference agreement, mortgage, indenture or contract to which the Borrower is a party, or by which any of its properties are bound, or (iv) do not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Borrower except as contemplated herein.

          (h) Taxes. Except as set forth on the attached Schedule "4.01(h)", with respect to all taxable periods of the Borrower, the Borrower has properly prepared, executed and filed all tax returns (or extensions for filing) required to be filed by it and has paid all federal, state, municipal, franchise and other taxes shown on such filed returns. Other than a current ongoing audit of the Borrower and the Guarantor by the Internal Revenue Service, the Borrower is not the subject of any audit. The reserves and provisions for taxes on the books of the Borrower and each Subsidiary are adequate for all open years and for its current fiscal period. Neither the Borrower nor any Subsidiary knows of any proposed additional assessment or bases for any material assessment for additional taxes (whether or not reserved against) except taxes that are being contested in accordance with Section 6.01(e) hereof.

          (i) Existence of Assets and Title Thereto. The Borrower has good and marketable title to, or valid leasehold interests in, all its properties and assets, including the properties and assets reflected in the financial statements referred to above. All such properties and assets are not subject to any mortgage, pledge, lien, lease, encumbrance, restriction or charge except those permitted under the terms of this Agreement or as set forth in Schedule "4.01(i)", and none of the foregoing prohibit or interfere with ownership of the Borrower's assets or the operation of its business presently conducted thereon.

          (j) Regulations G, T, U and X. The proceeds of the borrowings hereunder will not be used, directly or indirectly, for any consumer purpose or purchases, or for the purposes of purchasing or carrying any margin stock in contravention of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

          (k) Investment Company Act/Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          (l) Compliance. To the best of its knowledge, the Borrower is not in default with respect to, or in violation of, any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or official, or in violation of any law, statute, rule or regulation to which it or its properties is or are subject, where such default or violation would materially and adversely affect the financial condition of the Borrower. The Borrower represents that it has not received notice of any such default from any party. To the best of its knowledge, the Borrower is not in default in the payment or performance of any of its obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which it is a party or by which any of its assets or properties are bound.

          (m) Leases. The Borrower enjoys quiet and undisturbed possession under all leases under which it is operating, and all such leases are valid and subsisting and the Borrower is not in default under any of its leases. The leases to which the Borrower is currently a party are set forth on the attached Schedule "4.01(m)".

          (n) Employee Benefit Plans. The Borrower is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred with respect to any Plan as to which the Borrower was required to file a report with the Pension Benefit Guaranty Corporation (hereinafter called the "PBGC"), and the present value of all benefit liabilities under each Plan maintained by the Borrower (based on those assumptions used to fund such plan) did not, as of the last annual valuation date applicable thereto, exceed by a material amount the value of the assets of such Plan. The Borrower has no unfunded liability with respect to any Plan in contravention of ERISA.

          (o) Solvency. (i) Immediately after the first Advance, the fair salable value of the assets of the Borrower taken as a whole will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower.

               (ii) The Borrower does not intend to, and does not believe it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower, and of amounts to be payable on or in respect of debt of the Borrower). The Borrower expects that the cash flow of the Borrower (including from asset dispositions), after taking into account all anticipated uses of the cash of the Borrower, will at all times be sufficient to pay all such amounts or in respect of debt of the Borrower when such amounts are required to be paid.

               (iii) The Borrower does not intend, and does not believe, that final judgments against the Borrower in actions for money damages will be rendered at a time when, or in an amount such that, the Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).

          (p) Office. The chief executive office and principal place of business of the Borrower, and the office where its records concerning Collateral are kept is 3778 Distriplex Drive North, Memphis, Tennessee.

          (q) Places of Business. The Borrower has no other places of business and locates no Collateral, specifically including books and records, at any location other than those set forth on the attached Schedule "4.01(q)".

          (r) Guaranty Obligations. Intentionally deleted.

          (s) Contracts. Borrower is not in default of any material contract, governmental or otherwise, to which the Borrower is a party, and the and there are no contracts which the termination of which by the Borrower would require the payment of any amount of money.

          (t) Labor Matters. There are no strikes or other material labor disputes against the Borrower pending or, to the Borrower's knowledge, threatened such as would reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the hours worked and payments made to employees of the Borrower have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. As of the Closing Date, all payments due from the Borrower for which any claim has been made against the Borrower on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower. Upon request, the Company will furnish or make available to the Banks copies of all collective bargaining agreements to which the Borrower is a party. The consummation of the transactions contemplated by this Agreement will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower is a party or by which the Borrower is bound.

          (u) Stock Matters. There are no options or rights outstanding to purchase any of the Borrower's capital stock except as set forth on the attached Schedule "4.01(u)". The authorized capital stock of the Borrower consists of 300,000 shares of common stock, $.001 par value per share, 93,660 of which shares are outstanding. There are no authorized shares of preferred stock except as set forth on Schedule "4.01(u)". The record and beneficial ownership of such capital stock of the Borrower is set forth in Schedule "4.01(u)". All of such shares are fully paid and non-assessable, are not, and will not have been, issued in violation of any preemptive rights.

          (v) Licenses. The Borrower has all licenses, permits, approvals and other authorization required by any government, agency or subdivision thereof, or from any licensing entity necessary for the conduct of its business, all of which the Borrower represents to be current, valid and in full force and effect.

          (w) Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Borrower, including (as applicable), policies of life, fire, theft, product liability, public liability, property damage, other casualty, malpractice, business interruption, employee fidelity, workers' compensation, property and liability insurance are in full force and effect, and of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning or operating similar properties in the same general areas in which the Borrower operates. The Borrower does not provide any of its insurance through self-insurance.

                  (x) Accounts. (i) Each Account is, or at the time it comes into existence, will be, a true and correct statement of (A) the bona fide indebtedness of each Account Debtor, and (B) the amount of the account for merchandise sold and delivered to, or for services performed for and accepted by, such Account Debtor, net of any charges, adjustments, discounts or other reductions whatsoever; (ii) at the time of each borrowing hereunder, there are, and to the best of the Borrower's knowledge after due investigation will be, no defenses, counterclaims, discounts or setoffs that may be asserted against any of the Eligible Receivables; and (iii) the Borrower shall be deemed to have warranted as to each Eligible Receivable that (iv) each Account and all papers relating thereto are genuine and in all respects are what they purport to be,
(v) each Account is valid and existing and arises out of a bona fide sale of goods sold and delivered by the Borrower to, or in the process of being delivered to, or out of and for actual services previously rendered by the Borrower to the Account Debtor named in the Account, (vi) the amount of the Account represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts and is not disputed, and except for such normal cash discounts is not subject to any setoffs, credits, deductions or counter changes, (vii) the Borrower is the owner of each Account free and clear of all liens, encumbrances, right of setoff and security interests of any nature whatsoever, and (viii) no surety bond was required or given in connection with any account or the contract or purchase orders out of which the same arose.

          (y) Financial Information. All financial information including, but not limited to, information relating to the Accounts and Inventory submitted by the Borrower to the Bank, whether previously or in the future, is and will be true and correct in all material respects, and is and will be complete insofar as may be necessary to give the Bank a true and accurate knowledge of the subject matter.

          (z) Environmental Matters. Except as disclosed in Schedule "4.01(z)", the Borrower, and its plants and sites, have complied in all material respects with all federal, state, local and regional statutes, ordinances, orders, judgments, rulings and regulations relating to any matters of pollution or of environmental regulation or control except where such failure to comply would not result in a Material Adverse Effect. Except as disclosed in Schedule "4.01(z)", the Borrower has not received notice of or has any knowledge of any actual or claimed or asserted failure so to comply which alone, or together with any other such failure is material and would result in a Material Adverse Effect. Except as disclosed in Schedule 4.01(z)", neither the Borrower, nor any of its Subsidiaries or its plants, or other sites manage, generate or dispose of or during its periods of use, occupancy or operation have managed, generated or disposed of any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, in material violation of or in a manner which would result in liability under such statutes or any regulations promulgated pursuant thereto or any other applicable law except where such noncompliance would not result in a Material Adverse Effect.

               (aa) Parent. Affiliate or Subsidiary Corporations. Except for the Guarantor, First Aviation Services, Inc. , the Borrower has no parent corporation and except as set forth on Schedule "4.01(aa);and except for First Equity Group and its subsidiaries; the Borrower has no Affiliate or Subsidiary.

               (ab) Intellectual Property. The Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes believed to be necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted or is pending by any Person challenging or questioning the use of any of the foregoing or the validity or effectiveness of any of the foregoing, nor does the Borrower know of any valid basis for any such claim. To the best of its knowledge, the use of the foregoing by the Borrower does not infringe on the valid intellectual property rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (ac) Officers and Directors. The officers and directors of the Borrower on the date of this Agreement are as set forth on the attached Schedule "4.01(ac)".


               (ad) No Material Misrepresentations and Omissions. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Bank in connection with the negotiation of any of the Loan Documents or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading.

                                   ARTICLE V.

                              Conditions Of Lending
                              ---------------------

          5.01 Initial Advance. The Borrower agrees that the Bank's obligation to make the initial Advance under the Revolving Loan is subject to fulfillment by the Borrower of the following conditions precedent, all in form, scope and substance reasonably satisfactory to the Bank and its counsel:

          (a) Representations and Warranties. All of the representations, warranties and covenants contained in this Agreement shall continue to be true and correct in all material respects.

          (b) Non-Existence of Event of Default. The Borrower shall have complied with each and every covenant, condition precedent or condition subsequent required hereunder and no Event of Default shall have occurred and be continuing, no condition exists (or would exist after giving effect to the Advances requested to be made on such date) which would constitute a Default but for the giving of notice or passage of time or both.

          (c) Borrowing Base Certificate. The Bank shall have received a fully completed and executed Borrowing Base Certificate.

          (d) Certificate of Borrower. The Bank shall have received a fully completed and executed Compliance Certificate of Borrower in the form of Exhibit "C" attached hereto.

          (e) Evidence of Corporate Action. The Bank shall have received certified copies of all corporate actions taken by the Borrower to authorize the execution, delivery and performance of this Agreement, the Note, the other Loan Documents, and the borrowings to be made hereunder, together with copies of the Borrower's certificate of incorporation and bylaws, all amendments thereto, and such other papers as the Bank or its counsel may reasonably require.

          (f) Note. The Bank shall have received the duly executed Note drawn to its order.

          (g) Guaranties. The Bank shall have received a duly executed Guaranty from First Aviation Services, Inc. and a duly executed Guaranty from Aircraft Parts International, Ltd., each of which shall continue in full force and effect without default and without repudiation,

          (h) UCC-l Financing Statements. The Bank shall have received from the Borrower (i) duly executed copies of the Financing Statements on the applicable Form UCC-1,

(ii) evidence of the Borrower's intended payment of the state of Tennessee recordation tax , and (iii) such other documents as the Bank deems reasonably necessary or proper to perfect its security interest in the Collateral.

          (i) Perfection Certificate. The Bank shall have received a fully completed and executed Perfection Certificate from the Borrower.

          (j) Legal Matters. All legal matters incident to this Agreement and the borrowing hereunder shall be reasonably satisfactory to the Bank and its counsel, Quatrella & Rizio, LLC.

          (k) Insurance. The Bank shall have received evidence of insurance in such amounts and with such companies reasonably satisfactory to the Bank, and the Bank shall be named as a loss payee/mortgagee on all such insurance.

          (l) Lessor's Agreement. The Bank shall have received a fully executed Lessor's Agreement with respect to the locations where the Borrower and Aircraft Parts International, Ltd. conducts business or locates assets .

          (m) Security Agreement; Personal Property Registrations. The Bank shall have received the fully executed Security Agreement executed by Aircraft Parts International, Ltd., together with evidence that all applicable Personal Property registrations have been filed in the provinces of Alberta and Quebec, Canada.

          (n) Opinion of Counsel. The Bank shall have received a written opinion of counsel to the Borrower and each of the Guarantors in form and substance, and accompanied by such supporting documents, as the Bank or its counsel may reasonably require.

          (o) Subordination. The Bank shall have received a fully executed Subordination Agreement from First Aviation Services, Inc. with respect to Indebtedness owed by the Borrower, in form and substance as the Bank or its counsel may reasonably require.

          (p) Organizational Documents/Secretary's Certificate. The Bank shall have received from the Borrower and each Guarantor (i) copies of its organizational documents, (ii) a certificate of its Secretary or Assistant Secretary dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of its by-laws as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause
(B) below, and (B) that attached thereto is a true and complete copy of resolutions duly adopted by its Board of Directors authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (iii) a certificate of another officer as to the incumbency and specimen signature of the officer executing any Loan Documents or any other document delivered in connection herewith on behalf of it, executing the certificate pursuant to (ii) above, and (iv) such other documents as the Bank or its counsel, may reasonably request.

          (q) Litigation. The Bank shall have received evidence satisfactory to it that on the Closing Date, no action, suit, litigation or similar proceedings at law or in equity or by or before any court or governmental instrumentality or agency shall exist (or, in the case of litigation or similar proceedings by any government or governmental authority, be threatened) with respect to the transactions contemplated by this Agreement which would in the reasonable opinion of the Bank be likely to have a material adverse effect on the ability of the Borrower to perform its obligations under any Loan Documents to which it is a party, on the validity or enforceability of any of the Loan Documents or on the rights, remedies or benefits available to the Bank thereunder.

          (r) Material Adverse Change. The Bank shall have received evidence satisfactory to it that there has been no Material Adverse Change since January 31, 2000.

          (s) Good Standing Certificates. The Bank shall have received copies or certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower and each Guarantor in its state of incorporation and in the state in which its principal business operations are located.

          (t) Additional Documents. The Bank shall have received each additional document, instrument, legal opinion or item of information reasonably requested by it, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower may be a party.

          (u) No Change. There shall not have occurred any change, or development or event involving a prospective change, which in any such case, in the reasonable judgment of the Bank, has had or could be expected to have a Material Adverse Effect.

          (v) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Bank, and the Bank shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          (w) Transaction Expenses. The Borrower shall have paid the all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of the Loan Documents, and the other documents to be delivered under the Loan

Documents, including, without limitation, legal fees, the cost of any appraisals of the Collateral and all costs and expenses, if any, in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents. Notwithstanding the foregoing, all such costs, expenses and fees shall be reasonable.

          (x) Termination Statements. The Bank shall have received duly executed Termination Statements on Form UCC-3 with respect to the filings in favor of Fleet Bank, N.A.

          (y) Financial Statements. The Bank shall have received the draft financial statements for the Borrower and Guarantor for the fiscal year ended January 31, 2000.

          (z) Subordination Statements. The Bank shall have received Subordination Statements on Form UCC-3 for all filings, if any with respect to the indebtedness of the Borrower to First Aviation Services, Inc.

               (aa) Other. The Bank shall have received such other documents as the Bank deems necessary.

          5.02 Subsequent Advances. (a) The Borrower agrees that the Bank's obligation to make an Advance subsequent to the date of this Agreement shall be subject to fulfillment by the Borrower of (i) the conditions precedent set forth in Section 5.01(a), (b), (c), and (u), hereof, and (ii) the Bank's receipt of
(a) duly executed copies of the "as filed" Financing Statements on Form UCC-1, and (b) searches evidencing the priority of the Bank's UCC filings, subject to the liens shown on Schedule 4.01(i), all in form, scope and substance satisfactory to the Bank and its counsel. The Borrower agrees that each request for an Advance shall constitute a certification that no Default exists and a reaffirmation that all representations and warranties continue to be true and correct in all material respects on and as of the date of the Advance with the same effect as though made as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date.

          (b) The Borrower agrees that upon the occurrence of an Event of Default, the making of all Advances by the Bank shall be discretionary and the Bank shall not be required to declare a default and accelerate the Obligations.

                                   ARTICLE VI.

                              Affirmative Covenants
                              ---------------------

          The Borrower covenants and agrees with the Bank that so long as this Agreement shall remain in effect and so long as the Note shall remain unpaid, the Borrower will, unless the Bank shall otherwise consent in writing:

          6.01. Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the Borrower or upon its property except to the extent contested in good faith.

          6.02. Insurance. Maintain insurance by responsible and reputable companies in such amounts and against such risks as are ordinarily carried by similar businesses (including where applicable, fire, flood, liability and extended all-risk coverage) and in amounts not less than the full replacement value thereof (including business interruption insurance) and, in the case of all policies insuring property in which the Bank shall have a security interest of any kind, all such policies shall provide that the proceeds thereof shall be payable to the Bank, as loss payee when applicable. All such policies or certificates thereof, including all endorsements, shall be deposited with the Bank; and such policies shall contain provisions that no such insurance may be cancelled or decreased without thirty (30) days prior written notice to the Bank (or such lesser period as the Bank may consent to). In the event of acquisition of additional insurable Collateral, the Borrower shall cause such insurance coverage to be increased or amended in such manner and to such extent, as prudent business judgment would dictate. If the Borrower shall at any time or times hereafter fail to obtain or maintain any of the policies of insurance required herein, or fail to pay any premium in whole or in part relating to such policies, the Bank may, after five (5) days written notice to the Borrower, but shall not be obligated to, obtain or cause to be maintained insurance coverage with respect to the Collateral, including, at the Bank's option, the coverage provided by all or any of the policies of the Borrower and pay all or any part of the premium therefor, without waiving any default by the Borrower, and any sums so disbursed by the Bank shall be an additional Revolving Loan to the Borrower by the Bank payable on demand. If the Borrower fails to do so, the Bank shall have the right to settle and compromise claims under any of the policies required to be maintained by the Borrower hereunder relating to the Collateral and the Borrower shall appoint the Bank as its attorney-in-fact, with power to demand, receive, and receipt for all monies payable with respect thereto, to execute in the name of the Borrower or the Bank or both any proof of loss, notice, draft or other instruments in connection with such policies or such loss thereunder and generally to do and perform any and all acts as the Borrower, but for this appointment, might or could perform.

          6.03. Corporate Existence; Property. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's corporate existence, privileges, rights and franchises; at all times maintain, preserve and protect all material franchises and trade names and preserve all of its property used or useful in the conduct of its business (except (i) property removed from service or replaced or (ii) Inventory consumed or sold, in the ordinary course of business) and keep the same in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all repairs, renewals, replacements, betterment and improvements in the ordinary course of business consistent with past practices so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          6.04. Collateral Monitoring; Access to Records and Premises. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied with prior years, reflecting all financial transactions of the Borrower. At any reasonable time during normal business hours and upon reasonable prior written notice, from time to time, permit the Bank or any agents or representatives thereof, for the purpose of ascertaining whether or not each and every provision hereof and of any related documents, instrument or document is being performed and to make reasonable examinations and make reasonable number of copies of and abstracts from the records and books of account of, and visit, examine and inspect the properties of, the Borrower and audit the Collateral of the Borrower and Aircraft Parts International, Ltd. and to discuss the affairs, finances and accounts of the Borrower and Aircraft Parts International, Ltd. with the President, the Directors, the chief financial officer or the Borrower's management, including, without limitation, permitting the Bank or its agents or representatives to conduct semi-annual audits of the Borrower at the Borrower's reasonable expense; Without limiting the generality of the foregoing, the Bank shall be allowed to verify the Accounts and Inventory of the Borrower and Aircraft Parts International, Ltd. and to confirm with Account Debtors the validity and amount of Accounts; conduct field examinations; perform analyses of the Collateral; and, such other activities as the Bank deems necessary The Bank agrees to exercise its rights under this Section 6.04 in a manner which will not unreasonably interfere with the business of the Borrower. Without limiting the generality of the foregoing, the Bank may, at its option, retain an independent accounting firm to perform a review of the Borrower's financial systems, practices and procedures (and the reasonable fees of the expenses of such firm will be paid by the Borrower).

          6.05. Financial Statements; Reports. Furnish to the Bank:

          (a) Within ten (10) days after the close of each calendar month, monthly financial statements prepared by the Chief Financial Officer of the Borrower;

          (b) Annual budget to be submitted within thirty (30) days following Borrower's fiscal year end;

          (c) A Borrowing Base Certificate duly executed by the Chief Financial Officer of the Borrower to be submitted at the time of each request for an advance of a Revolving Loan.;

          (d) No later than five (5) Business Days after the end of each calendar month an accounts receivable aging and report with respect to the amount and value of the Borrower's and Aircraft Part's International, Ltd's Inventory and Eligible Inventory, all in form and substance acceptable to Bank;

          (e) A Covenant Compliance Certificate in the form of Exhibit C , duly executed by the Chief Financial Officer of the Borrower to be submitted within thirty (30) days following April 30, July 30, October 30 and January 31;

          (f) Within ten (10) days of issuance, proxy statements, management letters, reports, press releases or such other information regarding the operations, business affairs and financial condition of the Borrower, the Guarantors or any Subsidiary of the Borrower, or compliance with the terms of any Loan Documents, as the Bank may reasonably request.

          6.06. Notice Requirements. Furnish to Bank:

          (a) Within ten (10) days, notification of any proposed or pending change in the senior executive management or corporate structure of the Borrower;

          (b) Within thirty (30) days after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, the subject matter of which may result in an adverse decision affecting the Borrower which would have a Material Adverse Effect;

          (c) Within ten (10) days, notification of any Material Adverse Change in the financial condition of the Borrower; and

          (d) Within ten (10) days, of becoming aware of any Event of Default, or any occurrence but for the giving of notice on the passage of time would constitute an Event of Default, notification thereof in writing.

          6.07. Performance. Comply with all terms and conditions of this Agreement, the Note and the other Loan Documents.

          6.08. Primary Bank. Maintain a depository account with the Bank.

          6.09. ERISA Reports. The Borrower will (a) comply in all material respects with the provisions of ERISA applicable to any Plan maintained by the Borrower and (b) furnish to the Bank (i) as soon as possible, and in any event within ten (10) days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the Pension Benefit Guaranty Corporation (hereinafter called the "PBGC"), and
(ii) promptly after receipt thereof, a copy of any notice the Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer the Plan.

          6.10 Inventory. Allow the Bank to examine and inspect the Inventory at reasonable times and intervals and with reasonable notice. The Borrower shall immediately notify the Bank of any event causing material loss or depreciation in value of Inventory and the amount of such loss or depreciation.

                                  ARTICLE VII.

                               Negative Covenants
                               ------------------

         The Borrower covenants and agrees with the Bank that so long as this Agreement shall remain in effect and so long as the Note shall remain unpaid, the Borrower will not, directly or indirectly, without the written consent of the Bank, which, except in the case of Sections 7.01-7.05 inclusive, shall not be unreasonably withheld:

          7.01. Tangible Net Worth. Permit the Borrower's Tangible Net Worth as reflected on the annual audited financial statements delivered pursuant to Section 6.05(a) hereof to be less than $10,000,000.

          7.02. Capital Expenditures . For the fiscal year ending January 31, 2001 make any capital expenditures or fixed asset acquisitions in an aggregate amount exceeding $5,000,000.00.

          7.03. Use of Proceeds. Use the proceeds of the Loan for any other purposes other than as set forth in the Recitals above.

          7.04. Interest Coverage Ratio. Permit the Interest Coverage Ratio of the Borrower to be less than the ratios set forth below:

          Period                                           Ratio
          ------                                           -----
          For the first quarter ended April 30, 2000       1.00:1
          For the second quarter ended July 31, 2000       1.25:1
          For the third quarter ended October31, 2000      1.50:1
          For the fourth quarter ended January 31, 2001    1.75:1
          For the year ending January 31, 2001             1.40:1


          7.05. Liens. Except for purchase money security interests in office equipment, create, incur, assume or suffer to exist any lien, mortgage, pledge, assignment, security interest or other charge or encumbrance, or any other type of preferential arrangement, of any nature whatsoever (including conditional sales or other title retention agreements) upon or with respect to any of the Collateral, assets, properties or receivables, now owned or hereafter acquired, of the Borrower, except: (a) liens existing on the date hereof as set forth on the attached Schedule 4.01(i); (b) deposits under workmen's compensation, unemployment insurance and social security laws, or to secure statutory obligations or appeal bonds or discharge of lien bonds, in the ordinary course of business; (c) liens for taxes not yet due and payable, or liens for taxes contested as permitted by Section 4.01 above; and (d) any other liens granted to the Bank.

          7.06. Borrowing. Create, incur, assume or suffer to exist any liability for Indebtedness, except (i) Indebtedness under the Note and Loan Documents, or (ii)existing Indebtedness in favor of the Guarantor.

          7.07. Merger and Acquisition or Sale of Property. Consolidate with, be acquired by, or merge into or with any Person, or sell, lease or otherwise dispose of all or substantially all of its properties or any of its capital stock, or acquire all or substantially all of the stock or property of any person, or permit any Subsidiary to do so.

          7.08. Business Changes. Materially change the nature of its business as conducted by the Borrower on the date hereof, or alter or modify its corporate name, structure or status (including, without limitation, its tax status) or alter its accounting principles, treatment or recording practices, except as permitted or required by GAAP.

          7.09. Contingent Liabilities. Assume, guaranty, endorse or otherwise become liable for any Contingent Liability of any Person, except as required by this Agreement and by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          7.10. Investment, Loan, Guaranties, Revolving Loan. Lend or advance money, credit or property to any Person, or invest in (by capital contribution, creation of subsidiaries or otherwise), or purchase or repurchase the stock or indebtedness, or all or a substantial part of the assets of properties, of any Person, or enter into any exchange of securities with any Person, or guaranty, assume, endorse or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance or capability) the indebtedness, performance, obligations, stock or dividends of any Person, or agree to do any of the foregoing, or permit or suffer any Subsidiary to do so, except:

                    (i) endorsement of negotiable instruments for deposit or
               collection in the ordinary course of business;

                    (ii) investments representing the indebtedness of any Person owing as a result of the sale of goods by the Borrower or the Borrower's Subsidiaries in the ordinary course of business;

                    (iii) the extension of credit to customers in the ordinary course of business.

          7.11 Change in Control. Permit a Change in Control of the Borrower which the Bank reasonably determines would have a Material Adverse Effect on the Borrower.

          7.12 Change of Management. Intentionally Deleted.

          7.13. Change Name or Location. Change the Borrower's names or conduct the Borrower's businesses under any trade name or style other than as hereinabove set forth or change its chief executive office, place of business or the present locations of its business assets or records relating thereto from the address set forth in the first paragraph of this Agreement.

          7.14 Certificate of Incorporation and By-laws. Amend or otherwise modify its certificate of incorporation or by-laws, in any way which would have a Material Adverse Effect.

          7.15. Mergers; Sales of Assets. Merge or consolidate with or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their assets (whether now owned or hereafter acquired) to, any Person or entity. The Borrower shall not sell, assign, lease or otherwise dispose of any of their assets, except in the ordinary course of business.

          7.16. Acquisitions. Acquire the assets or stock of any other Person.

          7.17. Change in Nature of Business. Make any material change in the nature of the business of the Borrower.

          7.18. Distributions. Intentionally Deleted.

          7.19. Dividend. Other than with respect to the preferred shares described on Schedule "4.01(u)" declare or pay any cash dividend on the Borrower's capital stock or make any other distribution with respect to the Borrower's capital stock or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value or set apart any sum for the redemption, retirement, purchase or other acquisition of, directly or indirectly, any share of the Borrower's capital stock.

          7.20. Sale/Leaseback. Enter into any sale/leaseback transactions.


                                  ARTICLE VIII.

                               Grant Of Collateral
                               -------------------

          8.01 Grant of Collateral. To secure the prompt payment and performance of the Obligations, the Borrower pledges, assigns, transfers and grants to the Bank a continuing first priority security interest in the following property of the Borrower (collectively, the "Collateral"):

          (a) All accounts (the "Accounts"), as that term is defined in the Uniform Commercial Code as in effect from time to time in the State of Tennessee (the "UCC"), including, without limitation, all accounts receivable, book debts and other forms of obligations, other than forms of obligations evidenced by Chattel Paper or Instruments, as those terms are defined below, now owned or hereafter received or acquired by or belonging or owing to the Borrower, including, without limitation, under any trade name, style or division thereof, whether arising out of goods sold or services rendered by the Borrower or from any other transaction, whether or not the same involves the sale of goods or services by the Borrower, including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC, and all of the Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Borrower's rights to any goods represented by any of the foregoing, including, without limitation, unpaid seller's rights of rescission, replevin, reclamation or repossessed goods, and all monies due or to become due to the Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by the Borrower, whether or not yet earned by performance on the part of the Borrower or in connection with any other transaction, now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of such purchase orders and contracts, and all collateral security and guaranties of any kind given by any person with respect to any of the foregoing;

          (b) All chattel paper (the "Chattel Paper"), as that term is defined in the UCC, now owned or hereafter acquired by the Borrower;

          (c) All contracts, undertakings, franchise agreements or other agreements (collectively, the "Contracts"), other than rights evidenced by Chattel Paper, Documents or Instruments, as those terms are defined below, in or under which the Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof;

          (d) All documents (the "Documents"), as that term is defined in the UCC, now owned or hereafter acquired by the Borrower;

          (e) All equipment (the "Equipment"), as that term is defined in the UCC, now or hereafter owned or acquired by the Borrower and, in any event, shall include, without limitation, all machinery, tools, dyes, equipment, furnishings, vehicles and computers and other electronic data processing and other office equipment, any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto;

          (f) All general intangibles (the "General Intangibles"), as that term is defined in the UCC, now owned or hereafter acquired by the Borrower and, in any event, shall include, without limitation, all right, title and interest which the Borrower may now or hereafter have in or under any Contract, all customer lists, trademarks, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions, whether or not patented or patentable, technical information, procedures, designs, knowledge, know-how, software, data bass, data, skill, expertise, recipes, experience, processes, models, drawings, blueprints, catalogs, materials and records, goodwill including, without limitation, the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license, claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification;

          (g) All instruments (the "Instruments"), as that term is defined in the UCC, now owned or hereafter acquired by the Borrower, including, without limitation, all Note and other evidences of indebtedness, other than instruments that constitute, or are a part of a group or writings that constitute, Chattel Paper;

          (h) All inventory (the "Inventory"), as that term is defined in of the UCC, wherever located, now or hereafter owned or acquired by the Borrower and, in any event, shall include all inventory, merchandise, goods and other personal property which are held by or on behalf of the Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not such inventory is listed on any schedules, assignments or reports furnished to the Bank from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Borrower or is held by the Borrower or by others for the Borrower's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of the Borrower or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons; and

          (i) All proceeds (the "Proceeds"), as that term is defined in the UCC, and in any event including, without limitation, (i) any and all Accounts, Chattel Paper, Instruments, cash and other proceeds payable to the Borrower from time to time in respect of any of the foregoing collateral security, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the collateral security,
(iii) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the collateral security by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority) and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the collateral security.

                                   ARTICLE IX.

                                Events Of Default
                                -----------------

          9.01. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder: With the exception of subsections (i), (v) and (vi) below, the occurrence of which is a Default which shall immediately constitute an Event of Default without notice or action by the Bank, any of the following occurrences shall constitute a Default hereunder, and, upon notice and declaration by the Bank to the Borrower of such Default, shall be and constitute an Event of Default:

          (i) failure, when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise, of the Borrower to make any payment of interest arising under this Agreement or the Note, which failure continues for five (5) days after written notice of such breach or failure from the Bank or failure, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, of the Borrower to make any payment of principal or any other principal Obligation arising under this Agreement or the Note or the other Loan Documents or such failure by any Guarantor or surety for any of the Obligations;

          (ii) breach of, or failure timely to perform, any of the Obligations by the Borrower or any of the Guarantors including, without limitation, any promise, agreement, covenant, representation or warranty contained herein, or the Borrower's failure to perform any act, duty or obligation as required by this Agreement or any of the other Loan Documents, which failure continues for fifteen (15) days after written notice of such breach or failure from the Bank;

          (iii) any representation or warranty made, or deemed made, in or in connection with any of the Loan Documents or the Advances, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any of the Loan Documents, shall prove to have been false or misleading when so made, deemed made or furnished (including by omission of material information);

          (iv) the failure of any condition precedent or condition subsequent contained in this Agreement;

          (v) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Borrower or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary, or (c) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

          (vi) the Borrower or any Subsidiary shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (v) above, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or such Subsidiary,
(d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (g) take any action for the purpose of effecting any of the foregoing;

          (vii) one or more final , nonappealable judgments (including judgments against unrelated parties for which judgments the Borrower is liable under any agreements, including indemnification agreements) for the payment of money in an aggregate amount in excess of

$250,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

          (viii) a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount which would have a Material Adverse Effect and, within thirty
(30) days after the reporting of any such Reportable Event to the Bank, the Bank shall have notified the Borrower in writing that (A) the Bank has made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (I) for the termination of such Plan or Plans by the PBGC, (II) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans, or (III) for the imposition of a lien in favor of a Plan, and (B) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

          (ix) the Borrower or any of its plants or other sites have managed, generated or disposed of any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Resource Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act and the Clean Water Act, in material violation of or in a manner which would result in liability under such statutes or any regulations promulgated pursuant thereto or any other applicable law except where such noncompliance would not result in a Material Adverse Effect; or

          (x) the Borrower shall fail to observe or perform any other material term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, if the effect of any failure referred to in this clause shall have a Material Adverse Effect;

          (xi) the loss, revocation or failure to renew any license or permit now held or hereafter acquired by the Borrower which materially affects the ability of the Borrower to continue its operations as presently conducted;

          (xii) one or more of the Security Interests shall cease to exist at any time after the Closing Date, or any Guaranty shall cease to be in full force and effect or any Guarantor shall contest or repudiate his obligations under the Guaranty to which he is a party;

          (xiii) dissolution of the Borrower or any Guarantor;

          (xiv) the occurrence of a Material Adverse Change in the condition of the Borrower or any Guarantor, financial or otherwise, as determined by the Bank in its sole and reasonable discretion.

          9.02. Remedies Upon Default. Upon the occurrence of an Event of Default, the Bank may take either or any of the following actions, at the same or different times:

          (a) (i) terminate forthwith the Revolving Loan Commitment, and (ii) declare the Revolving Loans then outstanding to be forthwith due and payable, whereupon the principal of the Revolving Loans, together with accrued interest thereon and all other Obligations, shall become forthwith due and payable, without presentment, demand, protest, notice of protest or other notice of any kind, all of which are waived by the Borrower, anything contained in this Agreement or in the other Loan Documents to the contrary notwithstanding;

          (b) exercise any or all of its rights or remedies permitted by applicable law of a secured party under this Agreement or in other capacity under the Loan Documents or applicable law;

          (c) upon demand after the occurrence of an Event of Default, the Bank shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies which the Bank may have under law and equity, the following rights and remedies, to the extent permitted by law, all of which may be exercised with or without further notice to the Borrower and without a prior judicial or administrative hearing or notice, which notice and hearing are expressly waived by the Borrower: (i) to enforce or foreclose the liens and security interests created under this Agreement and the Loan Documents by any available judicial procedure or without judicial process, (ii) to enter any premises where any Collateral may be located for the purpose of taking possession or removing the same, (iii) to sell, assign, lease or otherwise dispose of the Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such commercially reasonable terms as shall be acceptable to the Bank, all at the Bank's sole option and as the Bank in its sole discretion may deem advisable, (iv) to bid or become purchaser at any such sale if public, free from any right of the Borrower of redemption after sale, which is expressly waived by the Borrower to the extent permitted by law, and (v) at the option of the Bank to apply or be credited with the amount of all or any part of the outstanding amount of the Loan against the purchase price bid by the Bank at any such sale;

          (d) The Borrower will, at the Bank's request, assemble all Collateral and make it available to the Bank at places which the Bank may reasonably select and will make available to the Bank all premises and facilities of the Borrower for the purpose of the Bank taking possession of the Collateral or of removing or putting the Collateral in salable form. If any Collateral shall require repairing, maintenance, preparation, or the like, or is in process or other unfinished state, the Bank shall have the right, but shall not be obligated, to do such repairing, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such salable form as the Bank shall deem appropriate, but the Bank shall have the right to sell or dispose of such Collateral without such processing;

          (e) The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of Collateral shall be applied first to the expenses, including all reasonable attorneys' and professionals' fees, of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating the Collateral and then to the satisfaction of all of the Loan application as to particular Loan or against principal or interest to be at the Bank's sole discretion and the balance of the proceeds, if any, shall be paid to the Borrower. The Borrower shall be liable to the Bank and shall pay to the Bank on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral;

          (f) The Bank shall not have any liability for any error or omission or delay of any kind occurring in the liquidation of any of the Collateral, including the settlement, collection or payment of any of the Collateral or any instrument received in payment thereof, or any damage resulting therefrom, provided that the Bank acts in a commercially reasonable manner in its liquidation of the Collateral. The Borrower agrees to indemnify and hold harmless the Bank against any claim, loss or damage arising out of the liquidation of any of the Collateral, including the settlement, collection of payment of any of the Collateral or any instrument received in payment thereof, provided that the Bank acted in a commercially reasonable manner in its liquidation of any of the Collateral; and

          (g) The enumeration of the Bank's rights and remedies set forth in this Article is not intended to be exhaustive and the exercise by the Bank of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties or which may now or hereafter exist in law or at equity or by suit or otherwise. The Bank's delay or failure to take action in exercising any right, power or privilege shall not operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower and the Bank or their employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any default.

                                   ARTICLE X.

                                  Miscellaneous
                                  -------------

          10.01. Modifications; Amendments. No modification, amendment or waiver of any provision of this Agreement, the Note, or any other Loan Document, and no consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          10.02. Notices. All notices, requests, consents, demands and other communications hereunder shall be in writing and shall be mailed by registered or certified first class mail or delivered by an overnight courier or by facsimile, to the respective parties to this Agreement as follows:

          If to the Borrower:

                  AEROSPACE PRODUCTS INTERNATIONAL, INC
                  3778 Distriplex Drive North,
                  Memphis,  Tennessee 38118
                  Attention:  Marc Greenberg

         With a copy to:

                  FIRST AVIATION SERVICES
                  15 Riverside Avenue
                  Westport, CT  06880
                  Attention:  Aaron Hollander

         If to the Bank:

                  HUDSON UNITED BANK
                  1000 MacArthur Boulevard
                  Mahwah, New Jersey, 07430
                  Attention:  Corporate Affairs

         With Copy to:

                  HUDSON UNITED BANK
                  87 Post Road West
                  Westport, Connecticut 06880
                  Attention:  Allison M. Knapp, Vice President

All such notices and communications shall be deemed to have been delivered on the date of delivery thereof, one day after receipt of facsimile or on the third business day after the mailing thereof.

          10.04. Cross-Default. The Revolving Loans shall be cross-defaulted with current and future financing accommodations extended or to be extended by the Bank to the Borrower so that a default under any loan to the Borrower which would permit acceleration of such other loan shall be an Event of Default hereunder and under all of the other loans extended by the Bank.

          10.05. Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          The Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any (substitution, exchange or) release of the Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. All rights and remedies of the Bank with respect to the liabilities of the Borrower whether evidenced hereby or by any other instrument or document, shall be cumulative and may be exercised singularly or concurrently.

          10.06. Costs, Expenses and Taxes. The Borrower agree to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of the Loan Documents, and the other documents to be delivered under the Loan Documents, including, without limitation, legal fees, the cost of any appraisals of the Collateral and all costs and expenses, if any, in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents. Notwithstanding the foregoing, all such costs, expenses and fees shall be reasonable. In addition, the Borrower shall pay any and all taxes (other than income taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents, and the Borrower agree to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. In the event the Bank advances any sums under the Note, on behalf of the Borrower pursuant to the terms hereof for expenses, fees or other sums which are otherwise payable by the Borrower, the Borrower shall pay interest on such sums which are not paid or reimbursed to the Bank when due at an annual rate equal to two percent (2%) in excess of the then Note Rate under the Note.

          10.07. Right of Set-Off. Upon the occurrence of any Event of Default and the continuance thereof, the Bank is authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

          10.08. Binding Effect; Governing Law and Jurisdiction. This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. This Agreement is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Connecticut and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State; and no defense given or allowed by the laws of any other State or Country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of Connecticut. The undersigned irrevocably appoints Aaron Hollander and each and every officer of the undersigned as its attorneys upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any other Loan Document. The undersigned hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Connecticut or in the United States District Court for the District of Connecticut or, at the option of Bank, any court in which Bank shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, and that such action or proceeding may be commenced by service of process on any such officer. The undersigned agrees that the courts of the State of Connecticut and the United States District Court for the District of Connecticut shall have jurisdiction with respect to the subject matter hereof and the person of the undersigned. The undersigned agrees not to assert any defense to any proceeding initiated by Bank based upon improper venue or inconvenient forum.

          10.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          10.10. Compliance. The determination of the Borrower's compliance with all financial covenants contained in this Agreement, the Note and all other Loan Documents shall be based upon the consistent application of GAAP employed by the Borrower as of the date of this Agreement unless otherwise subsequently and specifically agreed to in writing by the Bank.

          10.11. Survival of Representations. All representations, warranties, covenants and agreements herein contained or made in writing in connection with this Agreement shall survive the execution and delivery of the Note and shall continue in full force and effect until all amounts payable on account of the Note shall have been paid in full and this Agreement shall have terminated.

          10.12. Severability. In case any one or more of the provisions contained in this Agreement, the Note or in the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

          10.13. Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or be taken into consideration in, interpreting this Agreement.

          10.14. Sale of Participation. The Bank reserves the right to sell participation in the Loans without the consent of the Borrower.

          10.15. Entire Agreement. This Agreement, the Note and the other Loan Documents together with all exhibits and schedules attached hereto and thereto embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to the subject matter hereof unless otherwise specifically reaffirmed or restated herein.

          10.16. THE BORROWER ACKNOWLEDGES THAT THE LOANS EVIDENCED HEREBY ARE A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH

RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. THE BORROWER ALSO ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

          10.17. THE BORROWER WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE ENFORCEMENT OF ANY OF THE BANK'S RIGHTS. THE BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Witnesses:                                 AEROSPACE PRODUCTS
                                           INTERNATIONAL, INC.



                                           By:  /s/ John Marsalisi
                                               -------------------
                                               John A. Marsalisi
                    Its Vice President

                                           HUDSON UNITED BANK


                                           By  /s/ Allison M. Knapp
                                               -------------------
                                               Allison M. Knapp
                    Its Vice President

STATE OF CONNECTICUT)
                    ) ss. Fairfield
COUNTY OF FAIRFIELD )

          On this the _____ day of March, 2000, before me, the undersigned officer, personally appeared _______________________, who acknowledged himself to be the ________ of AEROSPACE PRODUCTS INTERNATIONAL, INC., a corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his free act and deed individually and as such officer, and the free act and deed of the corporation.

          IN WITNESS WHEREOF, I hereunto set my hand.



                                     -----------------------------------
                                     Commissioner of the Superior Court
                                     Notary Public
                                     My Commission Expires:

STATE OF CONNECTICUT)
                    )  ss.: Fairfield
COUNTY OF FAIRFIELD )

          On this the ___ day of March, 2000, before me, the undersigned officer, personally appeared Allison M. Knapp, who acknowledged herself to be a Vice President of HUDSON UNITED BANK and that she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be her free act and deed individually and as such officer, and the free act and deed of the bank.

             IN WITNESS WHEREOF, I hereunto set my hand.


                                     -----------------------------------
                                     Commissioner of the Superior Court
                                     Notary Public
                                     My Commission Expires: